Exhibit 99.1

Global Medical REIT Announces Fourth Quarter and Full Year 2024 Financial Results

– Acquires $80.3 Million of Single Tenant Triple-Net Medical Real Estate in 2024 –

– Announces Joint Venture with Heitman –

– Announces First Quarter 2025 Common and Preferred Dividends –

– Announces Full Year 2025 AFFO Guidance –

Bethesda, MD – February 27, 2025 – (BUSINESS WIRE) – Global Medical REIT Inc. (NYSE: GMRE) (the “Company” or “GMRE”), a net-lease medical real estate investment trust (REIT) that acquires healthcare facilities and leases those facilities to physician groups and regional and national healthcare systems, today announced financial results for the three and twelve months ended December 31, 2024 and other data.

Jeffrey M. Busch, Chairman, Chief Executive Officer and President stated, “During the year we maintained our disciplined acquisition approach for quality healthcare real estate by closing on a 15-property, single-tenant triple-net portfolio for $80.3 million at a cap rate of 8.0% and entered into a purchase agreement to acquire a five-property, $69.6 million portfolio at a cap rate of 9.0%. Also, during the fourth quarter, we entered into a joint venture with Heitman, a real estate investment firm with over $48 billion of assets under management, and sold two of our assets into the joint venture generating $35.2 million of gross proceeds. We believe the joint venture will provide additional opportunities to acquire assets and earn ancillary fee income with a strong capital partner.”

“In summary, we believe our 2024 acquisitions and new joint venture are indicative of our ability to identify and execute on growth opportunities. As always, I’m proud of our team’s hard work and contribution to our results.”

Fourth Quarter 2024 Highlights

•	Net income attributable to common stockholders was $1.4 million, or $0.02 per diluted share, as compared to net loss attributable to common stockholders of $0.8 million, or $0.01 per diluted share, in the comparable prior year period.

o	The results for the fourth quarter of 2024 included an aggregate gain on sale of investment properties of $5.8 million, a charge for $3.2 million in costs related to CEO severance and transition, and a non-cash impairment charge of $1.7 million on one of our properties, while the fourth quarter 2023 results included a loss on the extinguishment of debt of $0.9 million.

•	Funds from Operations attributable to common stockholders and noncontrolling interest (“FFO”) of $11.1 million, or $0.15 per share and unit, as compared to $13.3 million, or $0.19 per share and unit, in the comparable prior year period. This decrease resulted primarily from the $3.2 million CEO severance and transition charge discussed above.

•	Adjusted Funds from Operations attributable to common stockholders and noncontrolling interest (“AFFO”) of $15.8 million, or $0.22 per share and unit, as compared to $15.9 million, or $0.23 per share and unit, in the comparable prior year period.

•	Completed the acquisition of the remaining 10 properties from a 15-property single-tenant, triple-net portfolio encompassing 159,726 leasable square feet for an aggregate purchase price of $49.5 million and annualized base rent of $3.9 million.

•	Entered into a purchase agreement to acquire a five-property portfolio of medical real estate for an aggregate purchase price of $69.6 million.

•	Entered into a joint venture with Heitman Capital Management LLC (“Heitman”) and sold two properties to the joint venture, generating $35.2 million of gross proceeds, and completed the disposition of two additional properties generating gross proceeds of $5.3 million, resulting in an aggregate gain from the four dispositions of $5.8 million.

•	Portfolio leased occupancy was 96.4% at December 31, 2024.

Full Year 2024 Highlights

•	Net income attributable to common stockholders was $0.8 million, or $0.01 per diluted share, as compared to net income attributable to common stockholders of $14.8 million, or $0.23 per diluted share, in the comparable prior year period.

o	The results for the full year 2024 included an aggregate gain on sale of investment properties of $4.2 million, a charge for $3.2 million in costs related to CEO severance and transition, and a non-cash impairment charge of $1.7 million on one of our properties, while the full year 2023 results included an aggregate gain on sale of investment properties of $15.6 million and a loss on the extinguishment of debt of $0.9 million.

•	FFO of $53.6 million, or $0.75 per share and unit, as compared to $58.4 million, or $0.83 per share and unit, in the comparable prior year period.

•	AFFO of $63.4 million, or $0.89 per share and unit, as compared to $64.3 million, or $0.91 per share and unit, in the comparable prior year period.

•	Completed the acquisition of the 15-property portfolio of net lease outpatient medical real estate, encompassing 254,220 leasable square feet for $80.3 million, and an annualized base rent of $6.4 million.

•	Completed seven dispositions generating aggregate gross proceeds of $60.7 million, resulting in an aggregate gain of $4.2 million.

•	Steward Health Care (“Steward”) formally rejected its lease at our healthcare facility in Beaumont, Texas as part of its bankruptcy reorganization plan, allowing for a new, 15-year, triple-net lease with an affiliate of CHRISTUS Health (“CHRISTUS”) at this facility to become effective. Rent is expected to commence at this facility in the second quarter of 2025.

•	Raised $12 million through the issuance of 1.2 million shares of common stock through our ATM program at an average offering price of $9.95 per share.

Financial Results

Rental revenue for the fourth quarter of 2024 increased 6.1% year-over-year to $35.0 million, primarily reflecting the impact of acquisitions that were completed during the quarter.

Total expenses for the fourth quarter were $36.3 million, compared to $31.5 million for the comparable prior year period. This change primarily reflects the impact of one-time severance and transition costs of $3.2 million related to our CEO succession plan included in general and administrative expenses.

Interest expense for the fourth quarter was $7.6 million, compared to $7.0 million for the comparable prior year period. Slightly lower interest rates were offset by higher average borrowings during the fourth quarter of 2024 compared to the prior year period.

Net income attributable to common stockholders for the fourth quarter totaled $1.4 million, or $0.02 per diluted share, compared to net loss attributable to common stockholders of $0.8 million, or $0.01 per diluted share, in the comparable prior year period.

The Company reported FFO of $11.1 million, or $0.15 per share and unit, and AFFO of $15.8 million, or $0.22 per share and unit, for the fourth quarter of 2024, compared to FFO of $13.3 million, or $0.19 per share and unit, and AFFO of $15.9 million, or $0.23 per share and unit, in the comparable prior year period.

Investment Activity

During the fourth quarter of 2024, the Company completed the acquisition of the remaining 10 properties in the 15-property portfolio encompassing 159,726 leasable square feet for an aggregate purchase price of $49.5 million and with aggregate annualized base rent of $3.9 million. In aggregate the 15-property portfolio had a purchase price of $80.3 million with 254,220 leasable square feet and annualized base rent of $6.4 million at a cap rate of 8.0%.

As previously announced, the Company entered into a purchase agreement to acquire a five-property portfolio for an aggregate purchase price of $69.6 million at a cap rate of 9.0%. As of February 26, 2025, the Company completed the acquisition of three of the five properties for an aggregate purchase price of $31.5 million. The Company expects to complete the acquisition of the remaining two properties during the second quarter of 2025. The Company’s obligation to close the remainder of this acquisition is subject to certain customary terms and conditions. Accordingly, there is no assurance that the Company will close the remainder of this acquisition on a timely basis or at all.

For the full year 2024, the Company completed seven dispositions, including two properties sold to the new joint venture discussed below, that generated aggregate gross proceeds of $60.7 million, resulting in an aggregate gain on sale of $4.2 million. The weighted average cap rate of the Company’s 2024 dispositions was 9.0%.

Joint Venture with Heitman

In December 2024, the Company entered into a Joint Venture with Heitman (the “Joint Venture”), a real estate investment firm with over $48 billion of assets under management. The Company maintains a 12.5% investment in the Joint Venture and also serves as its managing member while Heitman maintains an 87.5% investment and through its voting interest controls the Joint Venture.

In connection with its formation, the Company sold two assets to the Joint Venture (the “Seed Portfolio”) receiving gross proceeds of $35.2 million. The Company utilized $2.1 million of the proceeds to finance its initial 12.5% capital investment in the Joint Venture. As part of the acquisition of the Seed Portfolio, the Joint Venture entered into a mortgage loan with a principal amount of $17.6 million.

Portfolio Update

As of December 31, 2024, the Company’s portfolio was 96.4% occupied and comprised of 4.8 million leasable square feet with an annualized base rent of $110 million. As of December 31, 2024, the weighted average lease term for the Company’s portfolio was 5.6 years with weighted average annual rent escalations of 2.2%, and the Company’s portfolio rent coverage ratio was 4.5 times.

On January 11, 2025, Prospect Medical Group (“Prospect”), filed for Chapter 11 bankruptcy reorganization. As of year-end 2024, Prospect represented 0.8% of our total annualized base rent. As of February 26, 2025, Prospect had not yet decided if it was going to accept or reject its three leases with the Company.

Balance Sheet and Capital

At December 31, 2024, total debt outstanding, including outstanding borrowings on the credit facility and notes payable (both net of unamortized debt issuance costs), was $646.1 million and the Company’s leverage was 44.8%. As of December 31, 2024, the Company’s total debt carried a weighted average interest rate of 3.75% and a weighted average remaining term of 2.0 years.

As of February 26, 2025, the Company’s borrowing capacity under the credit facility was $219 million.

During the year ended December 31, 2024, the Company raised $12.0 million from the issuance of 1.2 million shares of its common stock through its ATM program at an average price of $9.95 per share. The Company has not issued any shares under its ATM program to date in 2025.

Dividends

On February 26, 2025, the Board of Directors (the “Board”) declared a $0.21 per share cash dividend to common stockholders and unitholders of record as of March 21, 2025, which will be paid on April 9, 2025, representing the Company’s first quarter 2025 dividend payment.

Additionally, on February 26, 2025, the Board declared a $0.46875 per share cash dividend to holders of record as of April 15, 2025, of the Company’s Series A Preferred Stock, which will be paid on April 30, 2025. This dividend represents the Company’s quarterly dividend on its Series A Preferred Stock for the period from January 31, 2025 through April 29, 2025.

2025 Guidance

The Company is introducing its full year 2025 AFFO per share and unit guidance of $0.89 to $0.93. Guidance is based on the following primary assumptions and other factors:

•	No additional acquisitions or dispositions other than activity that has been either completed or announced.

•	No additional equity or debt issuances other than normal course Revolver borrowing/repayments.

•	AFFO guidance excludes one-time obligations related to the CEO succession plan.

The Company’s 2025 guidance is based on the above and additional assumptions that are subject to change many of which are outside of the Company’s control. There can be no assurance that the Company’s actual results will not be materially different than these expectations. If actual results vary from these assumptions, the Company’s expectations may change.

AFFO is a non-GAAP financial measure. The Company does not provide a reconciliation of such forward-looking non-GAAP measure to the most directly comparable financial measure calculated and presented in accordance with GAAP because certain information required for such reconciliation is not available without unreasonable efforts due to the difficulty of projecting event-driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

CEO Succession Plan

On January 8, 2025, the Company and Mr. Jeffrey Busch reached an agreement regarding Mr. Busch’s transition from service as the Company’s Chief Executive Officer and anticipated continuation as a member of the Company’s Board. Pursuant to a Transition and Separation Agreement and General Release of Claims dated as of January 8, 2025 , Mr. Busch, the Company and Inter-American Management LLC agreed that Mr. Busch’s employment, and service as Chief Executive Officer and President of the Company and Inter-American Management LLC, would end no later than the first to occur of (i) the date that a successor to the position of Chief Executive Officer who has been appointed in accordance with the Board’s approved succession process begins employment, or (ii) June 30, 2025 (such date that is the first to occur, the “Succession Date”). The Board has directed the Nominating and Corporate Governance Committee of the Board to conduct a comprehensive search process to identify a new Chief Executive Officer with the assistance of an executive search firm. Mr. Busch intends to stand for re-election as a director at the Company’s 2025 annual meeting of stockholders, and it is expected that he will continue to serve as non-executive Chairman of the Board following the Succession Date.

2025 Annual Meeting

On February 26, 2025, the Board approved the meeting and record dates for the Company’s 2025 Annual Stockholders’ Meeting. The Meeting will be held on Wednesday, May 14, 2025. Stockholders of record as of March 19, 2025 will be eligible to vote at the Meeting.

SUPPLEMENTAL INFORMATION

Details regarding these results can be found in the Company’s supplemental financial package available on the Investor Relations section of the Company’s website at http://investors.globalmedicalreit.com/.

CONFERENCE CALL AND WEBCAST INFORMATION

The Company will host a live webcast and conference call on Friday, February 28, 2025 at 9:00 a.m. Eastern Time. The webcast is located on the “Investor Relations” section of the Company’s website at http://investors.globalmedicalreit.com/.

To Participate via Telephone:

Dial in at least five minutes prior to start time and reference Global Medical REIT Inc.

Domestic: 1-877-704-4453

International: 1-201-389-0920

Replay:

An audio replay of the conference call will be posted on the Company’s website.

NON-GAAP FINANCIAL MEASURES

General

Management considers certain non-GAAP financial measures to be useful supplemental measures of the Company's operating performance. For the Company, non-GAAP measures consist of Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre” and “Adjusted EBITDAre”), Funds From Operations attributable to common stockholders and noncontrolling interest (“FFO”) and Adjusted Funds From Operations attributable to common stockholders and noncontrolling interest (“AFFO”). A non-GAAP financial measure is generally defined as one that purports to measure financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable measure determined in accordance with GAAP.  The Company reports non-GAAP financial measures because these measures are observed by management to also be among the most predominant measures used by the REIT industry and by industry analysts to evaluate REITs. For these reasons, management deems it appropriate to disclose and discuss these non-GAAP financial measures.

The non-GAAP financial measures presented herein are not necessarily identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. These measures should not be considered as alternatives to net income, as indicators of the Company's financial performance, or as alternatives to cash flow from operating activities as measures of the Company's liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of the Company's needs. Management believes that in order to facilitate a clear understanding of the Company's historical consolidated operating results, these measures should be examined in conjunction with net income and cash flows from operations as presented elsewhere herein.

FFO and AFFO

FFO and AFFO are non-GAAP financial measures within the meaning of the rules of the United States Securities and Exchange Commission (“SEC”). The Company considers FFO and AFFO to be important supplemental measures of its operating performance and believes FFO is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. In accordance with the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition, FFO means net income or loss computed in accordance with GAAP before noncontrolling interests of holders of OP units and LTIP units, excluding gains (or losses) from sales of property and extraordinary items, property impairment losses, less preferred stock dividends, plus real estate-related depreciation and amortization (excluding amortization of debt issuance costs and the amortization of above and below market leases), and after adjustments for unconsolidated partnerships and joint ventures. Because FFO excludes real estate-related depreciation and amortization (other than amortization of debt issuance costs and above and below market lease amortization expense), the Company believes that FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from the closest GAAP measurement, net income or loss.

AFFO is a non-GAAP measure used by many investors and analysts to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations. Management calculates AFFO by modifying the NAREIT computation of FFO by adjusting it for certain cash and non-cash items and certain recurring and non-recurring items. For the Company these items include: (a) recurring acquisition and disposition costs, (b) loss on the extinguishment of debt, (c) recurring straight line deferred rental revenue, (d) recurring stock-based compensation expense, (e) recurring amortization of above and below market leases, (f) recurring amortization of debt issuance costs, (g) severance and transition related expense and (h) other items.

Management believes that reporting AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis.

EBITDAre and Adjusted EBITDAre

We calculate EBITDAre in accordance with standards established by NAREIT and define EBITDAre as net income or loss computed in accordance with GAAP plus depreciation and amortization, interest expense, gain or loss on the sale of investment properties, property impairment losses, and adjustments for unconsolidated partnerships and joint ventures, as applicable.

We define Adjusted EBITDAre as EBITDAre plus loss on extinguishment of debt, non-cash stock compensation expense, non-cash intangible amortization related to above and below market leases, severance and transition related expense, transaction expense and other normalizing items. Management considers EBITDAre and Adjusted EBITDAre important measures because they provide additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt.

RENT COVERAGE RATIO

For purposes of calculating our portfolio weighted-average EBITDARM coverage ratio (“Rent Coverage Ratio”), we excluded credit-rated tenants or their subsidiaries for which financial statements were either not available or not sufficiently detailed. These ratios are based on the latest available information only. Most tenant financial statements are unaudited and we have not independently verified any tenant financial information (audited or unaudited) and, therefore, we cannot assure you that such information is accurate or complete. Certain other tenants (approximately 19% of our portfolio) are excluded from the calculation due to (i) lack of available financial information or (ii) small tenant size. Additionally, included within 19% of non-reporting tenants is Pipeline Healthcare, LLC, which (i) was sold to Heights Healthcare in October 2023 and is being operated under new management and (ii) occupies our only acute-care hospital asset, which is not one of our core asset classes. Additionally, our Rent Coverage Ratio adds back physician distributions and compensation. Management believes all adjustments are reasonable and necessary.

ANNUALIZED BASE RENT

Annualized base rent represents monthly base rent for December 2024 (or, for recent acquisitions, monthly base rent for the month of acquisition), multiplied by 12 (or base rent net of annualized expenses for properties with gross leases). Accordingly, this methodology produces an annualized amount as of a point in time but does not take into account future (i) contractual rental rate increases, (ii) leasing activity or (iii) lease expirations. Additionally, leases that are accounted for on a cash-collected basis are not included in annualized base rent.

CAPITALIZATION RATE

The capitalization rate (“cap rate”) for an acquisition is calculated by dividing current Annualized Base Rent by contractual purchase price. For the portfolio cap rate, certain adjustments, including for subsequent capital invested, are made to the contractual purchase price.

FORWARD-LOOKING STATEMENTS

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is the Company’s intent that any such statements be protected by the safe harbor created thereby. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumptions and forecasts of future results. Except for historical information, the statements set forth herein including, but not limited to, any statements regarding our earnings, our liquidity, our tenants’ ability to pay rent to us, expected financial performance (including future cash flows associated with our joint venture or new tenants or the expansion of current properties), 2025 AFFO guidance, future dividends or other financial items; any other statements concerning our plans, strategies, objectives and expectations for future operations and future portfolio occupancy rates, our pipeline of acquisition opportunities and expected acquisition activity, including the timing and/or successful completion of any acquisitions and expected rent receipts on these properties, our expected disposition activity, including the timing and/or successful completion of any dispositions and the expected use of proceeds therefrom, and any statements regarding future economic conditions or performance are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although the Company believes that the expectations, estimates and assumptions reflected in its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of the Company’s forward-looking statements. Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and in our other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements. The Company does not intend, and undertakes no obligation, to update any forward-looking statement.

Investor Relations Contact:

Stephen Swett

stephen.swett@icrinc.com

203.682.8377

GLOBAL MEDICAL REIT INC.

Condensed Consolidated Balance Sheets

(unaudited, and in thousands, except par values)

	As of
	December 31, 2024	December 31, 2023
Assets
Investment in real estate:
Land	$174,300	$164,315
Building	1,044,019	1,035,705
Site improvements	23,973	21,974
Tenant improvements	69,679	66,358
Acquired lease intangible assets	138,945	138,617
	1,450,916	1,426,969
Less: accumulated depreciation and amortization	(288,921)	(247,503)
Investment in real estate, net	1,161,995	1,179,466
Cash and cash equivalents	6,815	1,278
Restricted cash	2,127	5,446
Tenant receivables, net	7,424	6,762
Due from related parties	270	193
Escrow deposits	711	673
Deferred assets	28,208	27,132
Derivative asset	18,613	25,125
Goodwill	5,903	5,903
Investment in unconsolidated joint venture	2,066	—
Other assets	22,354	15,722
Total assets	$1,256,486	$1,267,700

Liabilities and Equity
Liabilities:
Credit Facility, net of unamortized debt issuance costs of $4,868 and $7,067 at December 31, 2024 and December 31, 2023, respectively	$631,732	$585,333
Notes payable, net of unamortized debt issuance costs of $22 and $66 at December 31, 2024 and December 31, 2023, respectively	14,399	25,899
Accounts payable and accrued expenses	16,468	12,781
Dividends payable	16,520	16,134
Security deposits	3,324	3,688
Other liabilities	14,191	12,770
Acquired lease intangible liability, net	3,936	5,281
Total liabilities	700,570	661,886
Commitments and Contingencies
Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; 3,105 issued and outstanding at December 31, 2024 and December 31, 2023, respectively (liquidation preference of $77,625 at December 31, 2024 and December 31, 2023, respectively)	74,959	74,959
Common stock, $0.001 par value, 500,000 shares authorized; 66,871 shares and 65,565 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	67	66
Additional paid-in capital	734,223	722,418
Accumulated deficit	(293,736)	(238,984)
Accumulated other comprehensive income	18,613	25,125
Total Global Medical REIT Inc. stockholders' equity	534,126	583,584
Noncontrolling interest	21,790	22,230
Total equity	555,916	605,814
Total liabilities and equity	$1,256,486	$1,267,700

GLOBAL MEDICAL REIT INC.

Condensed Consolidated Statements of Operations

(unaudited, and in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenue
Rental revenue	$34,953	$32,931	$138,410	$140,934
Other income	204	31	370	115
Total revenue	35,157	32,962	138,780	141,049

Expenses
General and administrative	7,707	4,220	21,123	16,853
Operating expenses	7,196	6,094	29,251	28,082
Depreciation expense	10,193	10,204	40,427	41,266
Amortization expense	3,445	4,041	14,932	16,869
Interest expense	7,571	6,984	28,689	30,893
Transaction expense	155	—	155	44
Total expenses	36,267	31,543	134,577	134,007

Income before other income (expense)	(1,110)	1,419	4,203	7,042
Gain on sale of investment properties	5,765	—	4,205	15,560
Impairment of investment property	(1,696)	—	(1,696)	—
Equity loss from unconsolidated joint venture	(20)	—	(20)	—
Loss on extinguishment of debt	—	(868)	—	(868)

Net income	$2,939	$551	$6,692	$21,734
Less: Preferred stock dividends	(1,455)	(1,455)	(5,822)	(5,822)
Less: Net (income) loss attributable to noncontrolling interest	(110)	64	(59)	(1,122)
Net income (loss) attributable to common stockholders	$1,374	$(840)	$811	$14,790

Net income (loss) attributable to common stockholders per share – basic and diluted	$0.02	$(0.01)	$0.01	$0.23

Weighted average shares outstanding – basic and diluted	66,838	65,565	65,936	65,550

Global Medical REIT Inc.

Reconciliation of Net Income to FFO and AFFO

(unaudited, and in thousands, except per share and unit amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net income	$2,939	551	6,692	$21,734
Less: Preferred stock dividends	(1,455)	(1,455)	(5,822)	(5,822)
Depreciation and amortization expense	13,616	14,211	55,226	58,007
Gain on sale of investment properties	(5,765)	—	(4,205)	(15,560)
Impairment of investment property	1,696	—	1,696	—
Equity loss from unconsolidated joint venture	20	—	20	—
FFO attributable to common stockholders and noncontrolling interest	$11,051	$13,307	$53,607	$58,359
Loss on extinguishment of debt	—	868	—	868
Amortization of above market leases, net	389	240	1,171	1,052
Straight line deferred rental revenue	(827)	(273)	(2,091)	(2,636)
Stock-based compensation expense	1,276	1,222	5,102	4,242
Amortization of debt issuance costs and other	559	581	2,243	2,376
Severance and transition related expense	3,176	—	3,176	—
Transaction expense	155	—	155	44
AFFO attributable to common stockholders and noncontrolling interest	$15,779	$15,945	$63,363	$64,305

FFO attributable to common stockholders and noncontrolling interest per share and unit	$0.15	$0.19	$0.75	$0.83
AFFO attributable to common stockholders and noncontrolling interest per share and unit	$0.22	$0.23	$0.89	$0.91

Weighted Average Shares and Units Outstanding:
Weighted Average Common Shares	66,838	65,565	65,936	65,550
Weighted Average OP Units	2,244	2,244	2,244	2,077
Weighted Average LTIP Units	3,130	2,756	3,140	2,751
Weighted Average Shares and Units Outstanding – basic and diluted	72,212	70,565	71,320	70,378

Global Medical REIT Inc.

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre

(unaudited, and in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net income	$2,939	$551	$6,692	$21,734
Interest expense	7,571	6,984	28,689	30,893
Depreciation and amortization expense	13,638	14,245	55,359	58,135
Gain on sale of investment properties	(5,765)	—	(4,205)	(15,560)
Impairment of investment property	1,696	—	1,696	—
Equity loss from unconsolidated joint venture	20	—	20	—
EBITDAre	$20,099	$21,780	$88,251	$95,202
Loss on extinguishment of debt	—	868	-	868
Stock-based compensation expense	1,276	1,222	5,102	4,242
Amortization of above market leases, net	389	240	1,171	1,052
Severance and transition related expense	3,176	—	3,176	—
Transaction expense	155	—	155	44
Adjusted EBITDAre	$25,095	$24,110	$97,855	$101,408